[FACE OF NOTE]

                                  ICG HOLDINGS, INC.

                        11 5/8% Senior Discount Note Due 2007

                                                  [CUSIP] [CINS] __________


          No.                                                    $_________

                    The following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code:

          Issue Date:    March 11, 1997      Original issue discount under
                                             Section 1273 of the Internal
          Yield to maturity for period       Revenue Code (for each $1,000
          from Issue Date to March 15,       principal amount at maturity):
          2007:  11.62% (rounded to two       $1,013.59
          decimal places), compounded
          semiannually on March 15 and       Issue Price (for each $1,000
          September 15 commencing            principal amount at maturity):
          March 11, 1997 (computed           $567.66
          without giving effect to the
          additional payments of
          interest in the event the
          issuer fails to commence the
          exchange offer and fails to
          cause the shelf registration
          statement to be declared
          effective, each as referred to
          on the reverse hereof)

                    ICG HOLDINGS, INC., a Colorado corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [____________], or its registered assigns, the principal sum of [_____] ($[_____]) on March 15, 2007.

                    Interest Payment Dates: March 15 and September 15, commencing September 15, 2002.

                    Regular Record Dates:  March 1 and September 1.

                   Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                   IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


          Date:  [_______________]          ICG HOLDINGS, INC.


                                            By:
                                               -----------------------------
                                               Name:
                                               Title:

          Attest:
                 -----------------------------
                Name:
                Title:



                   (Form of Trustee's Certificate of Authentication)

          This is one of the 11 5/8% Senior Discount Notes due 2007 described in the within-mentioned Indenture.


                                            NORWEST BANK COLORADO,
                                            NATIONAL ASSOCIATION, as Trustee


                                            By:
                                               -----------------------------
                                                     Authorized Signatory

                                [REVERSE SIDE OF NOTE]

                                  ICG HOLDINGS, INC.

                         11 5/8% Senior Discount Note due 2007


          1.   Principal and Interest.
               ----------------------

                    The Company will pay the principal of this 11 5/8% Senior Discount Note due 2007 (the "Note") on March 15, 2007.

                    The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

                    Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the March 1 or September 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing September 15, 2002; provided that no interest shall accrue on the principal amount of this Note prior to March 15, 2002 and no interest shall be paid on this Note prior to September 15, 2002, except as provided in the next paragraph.

                    If an exchange offer registered under the Securities Act is not consummated, and a shelf registration statement under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, on or before September 11, 1997 in accordance with the terms of the Registration Rights Agreement dated March 11, 1997 among the Company, the Guarantor and Morgan Stanley & Co. Incorporated, interest (in addition to the accrual of original discount during the period ending
          March 15, 2002 and in addition to the interest otherwise due on the Notes after such date) will accrue, at an annual rate of 0.5% of the Accreted Value on the preceding Semi-Annual Accrual Date on the Notes, from September 11, 1997, payable in cash semiannually, in arrears, on each March 15 and September 15, commencing
          March 15, 1998. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

                    From and after March 15, 2002, interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 15, 2002; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                    The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2% in excess of the rate otherwise payable.

          2.   Method of Payment.
               -----------------

                    The Company will pay principal as provided above and interest (except defaulted interest) on the principal amount of the Notes as provided above on each March 15 and September 15 to the persons who are Holders (as reflected in the Security Register at the close of business on such March 1 and September 1, immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will not make payment to the Holder unless this Note is surrendered to a Paying Agent.

                    The Company will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

          3.   Paying Agent and Registrar.
               --------------------------

                    Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

          4.   Indenture; Issuance of Additional Notes.
               ---------------------------------------

                    The Company issued the Notes under an Indenture dated as of March 11, 1997 (the "Indenture"), among the Company, ICG Communications, Inc., a Delaware corporation (the "Guarantor"), and Norwest Bank Colorado, National Association, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

                    The Notes are general unsecured obligations of the Company. The Indenture provides for an initial original issuance of an aggregate principal amount at maturity of Notes of $176,000,000, plus any Exchange Securities that may be issued pursuant to the Registration Rights Agreement, and, subject to Article Four of the Indenture, the issuance from time to time of additional Notes under the Indenture.

          5.   Redemption.
               ----------

                    The Notes will be redeemable, at the Company's option, in whole or in part, at any time and from time to time on or after March 15, 2002 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of their principal amount at maturity), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) if redeemed during the 12-month period commencing on March 15 of the applicable year set forth below:

                                                  Redemption
                         Year                         Price
                         ----                     -------------
                         2002                     105.81250%
                         2003                     102.90625
                         2004 and thereafter      100.00000

                    In addition, at any time on or prior to March 15, 2000, the Company may, at its option from time to time, redeem Securities having an aggregate principal amount of up to 35% of the aggregate principal amount of all Securities issued, at a redemption price equal to 111 5/8% of the Accreted Value thereof on the Redemption Date, with proceeds of one or more Public Equity Offerings of Common Stock of (A) the Guarantor or (B) the Company, provided that (i) with respect to a Public Equity Offering referred to in clause (A) above, cash proceeds of such Public Equity Offering in an amount sufficient to effect the redemption of Securities to be so redeemed are contributed by the Guarantor to the Company prior to such redemption and used by the Company to effect such redemption and (ii) such redemption occurs within 180 days after consummation of such Public Equity Offering.

          6.   Notice of Redemption.
               --------------------

                    Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

          7.   Repurchase upon Change in Control.
               ---------------------------------

                    Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment").

                    A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Company in part. On and after the date of the Change of Control Payment, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

          8.   Denominations; Transfer; Exchange.
               ---------------------------------

                    The Notes are in registered form without coupons in denominations of $1,000 of principal amount at maturity and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

          9.   Persons Deemed Owners.
               ---------------------

                    A Holder shall be treated as the owner of a Note for all purposes.

          10.  Unclaimed Money.
               ---------------

                    If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          11.  Discharge Prior to Redemption or Maturity.
               -----------------------------------------

                    If the Company or the Guarantor deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company and the Guarantor will be discharged from certain covenants set forth in the Indenture.

          12.  Amendment; Supplement; Waiver.
               -----------------------------

                    Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

          13.  Restrictive Covenants.
               ---------------------

                    The Indenture imposes certain limitations on the ability of the Company and the Guarantor and its Restricted Subsidiaries, among other things, to Incur Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, engage in transactions with Affiliates or, with respect to each of the Company and the Guarantor, merge, consolidate or transfer substantially all of its assets. Within 45 days after the end of each fiscal quarter (90 days after the end of the last fiscal quarter of each year), the Company must report to the Trustee on compliance with such limitations.

          14.  Successor Persons.
               -----------------

                    When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

          15.  Defaults and Remedies.
               ---------------------

                    The following events constitute "Events of Default" under the Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;
          (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) the Company or the Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company or the Guarantor in the Indenture or under the Notes and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount at maturity of the Notes; (d) there occurs with respect to any issue or issues of Indebtedness of the Company, the Guarantor or any Significant Subsidiary having an outstanding principal amount at maturity of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (e) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, the Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (f) a court having jurisdiction in the premises enters a decree or order for
          (A) relief in respect of the Company, the Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, the Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, the Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company, the Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or (g) the Company, the Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, the Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, the Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

                    If an Event of Default (other than an Event of Default specified in clause (f) or (g) above that occurs with respect to the Company or the Guarantor) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the Accreted Value of, premium, if any, and accrued interest, if any, on the Notes to be immediately due and payable.

                    If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at maturity of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company or any Restricted Subsidiary occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount at maturity of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

          16.  Guarantee.
               ---------

                    The Company's obligations under the Notes are fully and irrevocably guaranteed by the Guarantor.

          17.  Trustee Dealings with Company or Guarantor.
               ------------------------------------------

                    The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company, the Guarantor or their Affiliates and may otherwise deal with the Company, the Guarantor or their Affiliates as if it were not the Trustee.

          18.  No Recourse Against Others.
               --------------------------

                    No incorporator or any past, present or future partner, shareholder, other equity holder, officer, director, employee or controlling person as such, of the Company or the Guarantor or of any successor Person shall have any liability for any obligations of the Company or the Guarantor under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          19.  Authentication.
               --------------

                    This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

          20.  Abbreviations.
               -------------

                    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

                    The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to ICG Holdings, Inc., 9605 East Maroon Circle, P.O. Box 6742, Englewood, Colorado, 80155-6742, Attention: Chief Financial Officer.


                               [FORM OF TRANSFER NOTICE]


                    FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

          Insert Taxpayer Identification No.
          ----------------------------------

          ---------------------------------------------------------------
          ------------------------------------------
          Please print or typewrite name and address including zip code of assignee

          ---------------------------------------------------------------
          --------------------------------------------
          the within Note and all rights thereunder, hereby irrevocably constituting and appointing
                                      -----------------------------------
                                       attorney to transfer said Note on the
          ----------------------------
          books of the Company with full power of substitution in the premises.


                        [THE FOLLOWING PROVISION TO BE INCLUDED
                   ON ALL SECURITIES OTHER THAN EXCHANGE SECURITIES,
                       UNLEGENDED OFFSHORE GLOBAL SECURITIES AND
                       UNLEGENDED OFFSHORE PHYSICAL SECURITIES]

               In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective Registration or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                      [Check One]
                                       ---------

          [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                          or
                                          --

          [ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

          If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

          Date:
                                   NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.



          TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

               The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

          Dated:
                                        NOTICE:  To be executed by an
                                        executive officer

                          OPTION OF HOLDER TO ELECT PURCHASE


                    If you wish to have this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, check the Box: [ ]

                    If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount (in principal amount at maturity):
          $___________________.

          Date:
                 -----------------

          Your Signature:
                                     (Sign exactly as your name appears on
          the other side of this Note)

          Signature Guarantee:  ______________________________